Petroleum Development Corporation
2007 Earnings Release
March 19, 2008
Steven R. Williams, CEO
Richard W. McCullough, President & CFO
NASDAQ GSM:PETD

Disclaimer
The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

These statements are based on certain assumptions and analyses made by Management in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.  However, whether actual results and developments will conform with Management’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Petroleum Development Corporation; actions by competitors; changes in laws or regulations; and other factors, many of which are beyond the control of Petroleum Development Corporation.

You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied, as more fully discussed in our safe harbor statements found in our SEC filings, including, without limitation, the discussion under the heading “Risk Factors” in the company’s annual report on Form 10-K. All forward-looking statements are based on information available to Management on this date and Petroleum Development Corporation assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

The SEC permits oil and gas companies to disclose in their filings with the SEC only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The Company uses in this presentation the terms “probable” and “possible” reserves, which SEC guidelines prohibit in filings of U.S. registrants. Probable reserves are unproved reserves that are more likely than not to be recoverable. Possible reserves are unproved reserves that are less likely to be recoverable than probable reserves. Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. In addition, the Company’s production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.

This material also contains certain non-GAAP financial measures as defined under the Securities and Exchange Commission rules.

Filing Extension
•	Requested automatic extension of filing date to March 31
o	Company is awaiting SEC response on 2006 presentation matter that also impacts 2007
o	Form 10-K was ready to file on time
o	PDC expects to file on or before extension date if SEC response is timely
•	Issue is presentation of partnership drilling revenues and expenses- net or gross
▪	No impact on operating pretax and net income, earnings per share, or cash flow per share

See Slide 2 regarding Forward Looking Statements

Operating Highlights {Graphic}
o	Production increased 65% to 28 Bcfe
o	Reserves increased 112% to 686 Bcfe

2007 Drilling Activity
o	Total Wells Drilled Gross 349
o	Total Wells Drilled Net 278
o	Development 338
o	Exploratory 11

Planned 2008 Drilling Activity
o	Estimated Total Wells Gross 364
o	Estimated Total Wells Net 334

See Slide 2 regarding Forward Looking Statements

Core Operating Regions {Graphic}

Rocky Mountains
o	2007 Proved Reserves: 559 Bcfe
o	2006 Production: 14.1 Bcfe
o	2007 Production: 23.5 Bcfe

Michigan Basin
o	2007 Proved Reserves: 24 Bcfe
o	2006 Production: 1.4 Bcfe
o	2007 Production: 1.7 Bcfe

Appalachian Basin
o	2007 Proved Reserves: 103 Bcfe
o	2006 Production: 1.5 Bcfe
o	2007 Production: 2.7 Bcfe

2007 Proved Reserves: 686 Bcfe
o	Appalachian Basin: 15%
o	Michigan Basin: 4%
o	Rocky Mountains: 81%

2007 Production: 28 Bcfe
o	Appalachian Basin: 10%
o	Michigan Basin: 7%
o	Rocky Mountains: 83%

See Slide 2 regarding Forward Looking Statements

Business Segment Contribution {Graphic}

Energy Market Exposure {Graphic}

Percentage of Sales by Market   (Sales in Mcfe equivalents for the year ended 2007)
o	Oil: 16%
o	Northern Border: 0.5%
o	Mid-continent: 29%
o	Colorado Liquids: 2.0%
o	Nymex Gas: 10%
o	Michigan: 4.0%
o	Colorado: 38%

See Slide 2 regarding Forward Looking Statements

NYMEX and CIG Rates {Graphic}

YE2007 Proved Reserve Summary
o	Added to Reserves and Production through acquisitions and development in 2007
o	2007 acquisitions added 195 Bcfe proved reserves
o	2007 extensions, discoveries, other additions and purchases added 205 Bcfe

Summary Reserve Data

	Proved Reserves (Bcfe)(1)
	2006 YE	2007 YE	% Growth	% Developed	% Natural Gas
Rockies	175.5	558.6	195%	47.0%	83.6%
Appalachia	36.0	102.7	185%	72.4%	99.8%
Michigan	21.2	24.3	15%	100%	98.6%
Total	322.7	685.6	112%	53.6%	86.6%

(1) Independent reserve engineer’s estimates
See Slide 2 regarding Forward Looking Statements

Unproved Potential {Graphic}
o	Over 358 Bcfe of Probable and Possible Reserves for Future Development
o	Grand Valley offset locations
o	Wattenberg field locations (5th spot, rule 318A and 40 acre locations)
o	Locations identified by seismic and offsets to producing wells in NE Colorado
o	Distribution of 2P and 3P Reserves
o	Piceance Basin: 57%
o	NE Colorado: 15%
o	Wattenberg Field: 28%

See Slide 2 regarding Forward Looking Statements
See Slide 2 regarding reserve estimate limitations

Operations Forecast 2008 vs 2007
	2007	2008	% Change
Total Net Production (BCFE)	28	38	36%
Net Exit Rate (MMCFE/D)	100	122	22%
Gross Exit Rate (MMCFE/D)	187	211	13%
Development Net Capital (MM$)	$224	$194	-13%
Proved Reserves	686 Bcfe	750+ Bcfe	10%+
Total Proved, Probable, Possible	1.04 Tcfe	1.2+ Tcfe	20%+

See Slide 2 regarding Forward Looking Statements

Production {Graphic}

Richard W. McCullough
President & CFO

Status of Year End 2007 Audit
o	10K and audit finalized and ready to file using net presentation method
o	We have disclosed in the footnotes the partnership drilling revenues and expenses that have been netted
o	Dialogue with SEC has been on-going since mid January; our last response was submitted approximately 10 days ago
o	Once the SEC finalizes their review and provides us with their guidance, we anticipate filing within 3-5 days

See Slide 2 regarding Forward Looking Statements

Summary Financial Results ($ in millions, except for per share data)
	Fourth Quarter		Year Ended December 31
	2006	2007	2006	2007
Income from Operations*	$11.4	$17.5	$381.8	$60.8
Net Income*	$8.0	$8.2	$237.8	$33.2
Diluted Earnings Per Share*	$0.54	$0.55	$15.11	$2.24

*  Includes $328 million in 2006 and $33 million in 2007 for gain on sale of leaseholds related to the Marathon lease sale.

See Slide 2 regarding Forward Looking Statements

Adjusted Cash Flow from Operations {Graphic}
o	Increased despite lower prices
o	Includes the impact of all non-cash items
o	Adjusted cash flow from operations is defined as cash flow from operations before changes in assets and liabilities

See Slide 2 regarding Forward Looking Statements
See Slide 22 for GAAP Reconciliation

EBITDA {Graphic}
o	7.9% lower gas prices in 2007
o	2006 and 2007 include gain on leasehold sale
o	EBITDA = Net Income + Interest Expense + Income Taxes + Depreciation, depletion, amortization

See Slide 2 regarding Forward Looking Statements
See Slide 22 for GAAP Reconciliation

Investments Adding Value
o	Results of investments in people & production

	Fourth Quarter		Year Ended December 31
Expense Category	2006	2007	2006	2007
Oil & gas production & well ops.	$6.7	$16.0	$29.0	$49.3
Per Mcfe	$1.39	$1.88	$1.71	$1.76
General & administrative expense	$4.9	$9.1	$19.0	$31.0
Per Mcfe	$1.02	$1.08	$1.12	$1.11
DD&A	$11.2	$20.0	$33.7	$70.8
Per Mcfe	$2.35	$2.36	$1.99	$2.53

See Slide 2 regarding Forward Looking Statements

F&D Costs
	2007	2006	2005
Acquisition of Properties
Proved Properties	$257.3	$0.8	$1.6
Unproved Properties	13.7	11.9	16.9
Development Costs	194.0	114.5	68.6
Exploration Costs
Exploratory Drilling	13.0	18.7	12.9
Geological & Geophysical	6.3	2.2	0.0
Total Costs Incurred	$484.3	$148.1	$100.0
* Additions to Reserves	396.3	66.9	80.3
F&D Cost/Mcfe	$1.22	$2.21	$1.25
3 Year Average F&D Cost/Mcfe	$1.35

*Additions to reserves = year-end proved reserves+ production + dispositions to partnerships - beginning of the year reserves

See Slide 2 regarding Forward Looking Statements

Derivatives {Graphic}

Oil and Gas Price Risk Management gain (loss), net
	Fourth Quarter		Year Ended December 31,
	2006	2007	2006	2007
Unrealized	$(0.3)	$(5.8)	$7.3	$(4.4)
Realized	$0.4	$4.1	$1.9	$7.2

o	As PDC’s production and the percentage of the overall production increases relative to Partnership volumes, our total hedged volumes have increased.
o	Because prices have risen during early 2008 and volumes hedged have increased,
o	Higher quarterly realized and unrealized losses from derivatives may result
o	We will realize prices in 2008 that may be higher than initial guidance

See Slide 2 regarding Forward Looking Statements

PDC Outlook for 2008 and Beyond
o	PDC has
o	Large inventory of low-risk, high quality development prospects in Colorado
o	Staff and expertise to predictably execute the development plan
o	Capital to fund development at aggressive 2007 levels through 2010
o	The Company is positioned for significant value creation in 2008 and beyond without any additions to its prospect inventory
o	Acquisitions, exploration or exploitation success in the Barnett or Marcellus shale or other new areas will add to anticipated future reserves and production levels

See Slide 2 regarding Forward Looking Statements

EBITDA  & Adjusted Cash Flow from Operations Reconciliation ($ in thousands)
EBITDA	2005	2006	2007
Net Income	$41,452	$237,772	$33,209
Interest, net	(681)	(5,607)	6,617
Income Taxes	24,676	149,637	20,981
Depreciation	21,116	33,735	70,844
EBITDA	$86,563	$415,537	$131,651

Management believes EBITDA is relevant because it is a measure of cash available to fund the Company’s capital expenditures and service its debt and is a widely used industry metric which allows comparability of our results with our peers.

Adjusted Cash Flow Operations	2006	1Q07	2Q07	3Q07	4Q07	2007
Net Cash Provided (Used in) Operating Activities	$67,390	(32,738)	(43,647)	$43,585	$93,104	$60,304
Changes in Assets & Liabilities to Operations	(37,621)	52,532	60,418	(11,947)	(65,681)	35,322
Adjusted Cash Flow from Operations	29,769	19,794	16,771	32,638	27,423	95,626

Management believes Adjusted Cash Flow from Operations is relevant because it is a measure of cash available to fund the Company’s capital expenditures and service its debt.  Management also believes Adjusted Cash Flow  from Operations is a useful measure for estimating the value of the Company’s operations.

See Slide 2 regarding Forward Looking Statements

Petroleum Development Corporation
2007 Earnings Release
March 19, 2008
Steven R. Williams, CEO
Richard W. McCullough, President & CFO
NASDAQ GSM:PETD